                         INDEPENDENT AUDITORS' CONSENT

     As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statement File No's 333-37612 and 333-82961 on Form S-8.


/s/ Janover Rubinroit, LLC
Janover Rubinroit, LLC

Garden City, New York
May 16, 2001